NEITHER THIS WARRANT NOR THE SHARES OF PREFERRED STOCK ISSUABLE ON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS (THE "ACTS"). NEITHER THIS WARRANT NOR THE SHARES OF PREFERRED STOCK PURCHASABLE HEREUNDER MAY BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR PREFERRED STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

SOUPMAN, INC.
WARRANT AGREEMENT

VOID AFTER 5:00 P.M. NEW YORK TIME, ON THE EXPIRATION DATE (AS DEFINED HEREIN0

Issue Date: December 26, 2014

1. Basic Terms. This Warrant Agreement (the "Warrant") certifies that, for value received, the registered holder specified below or its registered assigns ("Holder") is the owner of a warrant of Soupman, Inc., a Delaware corporation having its principal place of business at 1110 South Avenue, Suite 100, Staten Island, New York 10314 (the "Corporation"), subject to adjustments as provided herein, to purchase Eight Million Seven Hundred Fifty Thousand (8,750,000) shares of the Series B Convertible Preferred Stock, $.001 par value, of the Corporation (the "Preferred Stock") from the Corporation at the price per share shown below (the "Exercise Price").

Holder:	WealthColony SPV II, L.P.
Exercise Price per share:	$0.20

Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Preferred Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant.

2. Corporation's Representations/Covenants. The Corporation represents and covenants that the shares of Preferred Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and non-assessable and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Preferred Stock is at all times equal to or less than the then current Exercise Price per share of Preferred Stock issuable pursuant to this Warrant. The Holder acknowledges that the Corporation does

not currently have sufficient authorized shares of Common Stock to convert the shares of Preferred Stock issuable upon the exercise of this Warrant. The Corporation shall use its best efforts to promptly obtain shareholder approval to amend its Certificate of Incorporation to increase the number of shares of Common Stock available for issuance to permit the conversion of the Preferred Stock and the exercise of all other outstanding options and warrants to acquire the Corporation's Common Stock and the conversion of all other outstanding securities and instruments convertible into the Company's Common Stock in accordance with Delaware law and the Securities Exchange Act of 1934, as amended (the "COI Amendment"). Thereafter, the Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including the Preferred Stock.

3. Method of Exercise; Fractional Shares. This Warrant is exercisable at the option of the Holder at any time in whole or in part by surrendering this Warrant, on any business day during the period (the "Exercise Period") beginning the issue date of this Warrant specified above (the "Issue Date") and ending at 5:00 p.m. (New York time) on the six month anniversary of the date upon which the COI Amendment has been filed with the Office of the Secretary of State of Delaware and becomes effective (the "Effective Date"); provided, that if at the end of any thirty (30) day period following the Issue Date the Holder has not exercised this Warrant for $291,666 of Preferred Stock for each thirty day period following the Issue Date (after taking into account all prior exercises), the number of shares subject to this Warrant shall thereafter be reduced by the number of shares determined by multiplying 8,750,000 by a fraction, the numerator of which shall be (A) the excess of (i) the amount determined by multiplying 1,458,333.33 by the number of thirty days periods which have then elapsed since the Issue Date over (ii) the total number of shares purchased upon the exercise of this Warrant through the end of such thirty day period and the denominator of which shall be (B) the amount determined by multiplying the number of thirty day periods which have then elapsed since the Issue Date multiplied by 1,458,333.33. To exercise this Warrant, the Holder shall surrender this Warrant at the principal office of the Corporation or that of the duly authorized and acting transfer agent for its Preferred Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Preferred Stock purchased under this Warrant. Notwithstanding anything to the contrary set forth above, there shall be no reduction in the number of shares subject to this Warrant if the Effective Date has not occurred by the six month anniversary of the Issue Date. The principal office of the Corporation is located at the address specified in Section 1 of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. Payment shall be made by check payable to the order of the Corporation or by wire transfer. Certificates for shares purchased hereunder shall be transmitted by physical delivery to the address specified by the Holder in the Notice of Exercise within three (3) business days from the delivery to the Company of the Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date"). If this Warrant shall have been exercised in part, the Corporation shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing the shares of Preferred Stock issued upon the partial

exercise of this Warrant, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Preferred Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. This Warrant is not exercisable with respect to a fraction of a share of Preferred Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Preferred Stock on surrender of scrip aggregating a full share.

4. Protection Against Dilution. If the Corporation, with respect to the Preferred Stock, (1) pays a dividend or makes a distribution on shares of Preferred Stock that is paid in shares of Preferred Stock or in securities convertible into or exchangeable for Preferred Stock (in which latter event the number of shares of Preferred Stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (2) subdivides outstanding shares of Preferred Stock, (3) combines outstanding shares of Preferred Stock into a smaller number of shares, or (4) issues by reclassification of Preferred Stock any shares of capital stock of the Corporation, the number of shares subject to this Warrant and Exercise Price in effect immediately prior thereto shall be adjusted so that each Holder thereafter shall be entitled to receive the number and kind of shares of Preferred Stock or other capital stock of the Corporation that it would have owned or been entitled to receive in respect of this Warrant immediately after the happening of any of the events described above had this Warrant been converted immediately prior to the happening of that event. An adjustment made in accordance with this section shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination, or reclassification. If, as a result of an adjustment made in accordance with this Section 4, the Holder becomes entitled to receive shares of two or more classes of capital stock or shares of Preferred Stock and other capital stock of the Corporation, the board of directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock or shares of Preferred Stock and other capital stock.

5. Adjustment for Reorganization, Consolidation, Merger, Etc. In the event of any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation, or the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation) (each such transaction referred to herein as "Reorganization"), no adjustment of exercise rights or the Exercise Price shall be made; provided, however, the Holder shall thereupon be entitled to receive and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of securities or property (including cash) of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have

been sold or otherwise transferred or with whom securities have been exchanged, which the Holder would have owned or been entitled to receive as a result of such Reorganization had this Warrant been exercised immediately prior to such Reorganization (and assuming the Holder failed to make an election, if any was available, as to the kind or amount of securities, property or cash receivable by reason of such Reorganization; provided that if the kind or amount of securities, property or cash receivable upon such Reorganization is not the same for each share of Preferred Stock in respect of which such rights of election shall not have been exercised ("non-electing share") then for the purpose of this section the kind and amount of securities, property or cash receivable upon such Reorganization for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes and other adjustments to the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon exercise of this Warrant. The provisions of this section similarly apply to successive Reorganizations.

6. Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall, within thirty (30) days, give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

7. Notice to Allow Exercise by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Preferred Stock or Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Preferred Stock or Common Stock; (C) the Corporation shall authorize the granting to all holders of the Preferred Stock or Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Preferred Stock or Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Preferred Stock or Common Stock is converted into other securities, cash or property; then, in each case, the Corporation shall cause to be mailed to the Holder at its last address as it shall appear upon the records of the Corporation, at least thirty (30) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Preferred Stock and/or Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Preferred Stock and/or Common Stock of record shall be entitled to exchange their

shares of the Preferred Stock and/or Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

8. Dissolution, Liquidation. In case of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed; the Corporation shall give at least thirty days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Preferred Stock and/or Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Preferred Stock and/or Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

9. Rights of Holder. The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Preferred stock and/orCommon Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the shares of Preferred Stock purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Preferred Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Corporation.

10. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

11. Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

12. Restrictions on Transfer. Neither this Warrant nor the shares of Preferred Stock issuable on exercise of this Warrant or Common Stock issuable upon conversion of the Preferred Stock have been registered under the Securities Act or any other securities laws (the "Acts"). Neither this Warrant nor the shares of Preferred Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) an effective registration statement for this Warrant, the Preferred Stock purchasable hereunder or the shares of Common Stock issuable upon conversion of the Preferred Stock, as applicable, under the Acts, or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. If the Holder seeks an opinion as to transfer without registration from Holder's counsel, the Corporation shall provide such factual information to Holder's counsel as Holder's counsel reasonably requests for the purpose of rendering such opinion. Each certificate evidencing shares of Preferred Stock or issued upon the conversion of the Preferred Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

13. Legend Removal. At the request of the Holder on or after the six month anniversary of the issuance of any shares pursuant to the exercise of this Warrant or the conversion of the Preferred Stock, the Corporation shall deliver, or cause to be delivered, to its transfer agent such instructions, opinions, and other materials as are requested or required by its transfer agent in order to remove the Acts restrictive legends from the certificates evidencing such shares, and shall otherwise use its best efforts to cause such restrictive legends to be removed, provided that Holder delivers to the Corporation's counsel a representation letter in a form customarily required to remove restrictive legends from certificates representing restricted securities.

14. Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant, properly endorsed.

15. Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

16. Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Preferred Stock pursuant to the exercise of this Warrant.

17. Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

18. Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation. Under no circumstances may this Warrant be assigned by the Holder.

19. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its principles governing conflicts of law.

SOUPMAN, INC.

By: [signature]
Robert N. Bertrand
President

SOUPMAN, INC.
Form of Transfer

(To be executed by the Holder to transfer the Warrant)

For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

Names of Assignee	Address	Taxpayer ID No.	Number of shares subject to transferred Warrant

The undersigned registered holder further irrevocably appoints ____________________ ______________________________ attorney (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.

Date: ______________________________ ___________________________________
Signature

SOUPMAN, INC.
Exercise Form

(To be executed by the Holder to purchase
Series B Convertible Preferred Stock pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ shares of Series B Convertible Preferred Stock of Soupman, Inc., a Delaware corporation. The undersigned tenders cash payment for those shares.

The undersigned requests that (1) a certificate for the shares be issued in the name of the undersigned and (2) if the number of shares with respect to which the undersigned holder has exercised purchase rights is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.

Date: ______________________________ ____________________________________
Signature